UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	December 5, 2013

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

The Company entered into a third amended and restated credit agreement in the amount of $50 million dollars, with an expansion capability of $75 million. The third amended and restated facility replaces its existing $30 million revolving credit facility due to mature in April 2015. JPMorgan Chase Bank, N.A. will serve as administrative and collateral agent for the facility with TD Bank, N.A., and RBS Citizens, National Association as syndication agents. In connection with the new facility, the Company repaid all outstanding amounts of its previously existing $21.3 million term loan due to mature in March 2017. The new amended and restated credit facility provides for increased financial flexibility, reduced interest rates and relaxed covenants and has a term of five years. A copy of the press release is attached to this 8-K as Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition

On December 10, 2013, the Company issued a press release reporting fourth quarter and fiscal year end 2013 results. A copy of the press release is furnished as Exhibit 99.2 to this report.

The information contained in this Item 2.02 and the attached Exhibits 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

On December 11, 2013, the Company will conduct a conference call during which certain unaudited, non-GAAP EBITDA financial information related to the Company’s operations for the three months ended November 3, 2013 will be disclosed. This information is set forth in Exhibit 99.7.

EBITDA is a non-GAAP financial measure that the Company defines pursuant to its credit agreement. The Company believes that EBITDA is generally accepted as providing useful information regarding the operational strength and performance of its business, including the ability of the Company to pay interest, service debt and fund capital expenditures. The Company’s method for calculating EBITDA may not be comparable to methods used by other companies but is the same method the Company uses for calculating EBITDA under its credit facility.

Item 9.01. Financial Statements and Exhibits

Exhibits
99.1	Press Release dated December 5, 2013

99.2	Press release dated December 10, 2013

99.3	Condensed Consolidated Statements of Income

99.4	Condensed Consolidated Balance Sheets

99.5	Condensed Consolidated Statements of Cash Flows

99.6	Reconciliation of GAAP to Non-GAAP Financial Information

99.7	Reconciliation of GAAP Net Income to EBITDA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE: December 11, 2013	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.